             As filed with the Securities and Exchange Commission
                   on August 14, 1996 Registration No. 33-

                              -------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PICTURETEL CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                  04-2835972
- --------------------------------          -------------------------------------
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)            Identification No.)

                100 Minuteman Road, Andover, Massachusetts 01810
                    (Address of Principal Executive Offices)

             Amended 1992 Non-Employee Directors' Stock Option Plan
                            (Full Title of the Plan)

                               Dr. Norman E. Gaut
                100 Minuteman Road, Andover, Massachusetts 01810
                     (Name and address of Agent for service)

                                 (508) 292-5000
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Securities        Amount to be             Proposed                  Proposed                  Amount of
to be Registered           Registered               Maximum                   Maximum                   Registration
                                                    offering price per        aggregate offering        Fee (1)
                                                    share (1)                 price (1)
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock               150,000                  $37.315                   $5,597,250.00             $1,930.09
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average bid and asked price of the Common Stock as reported by the National Association of Securities Dealers Quotation System for August 9, 1996

                    The Exhibit Index can be found at Page 3.

                           INCORPORATION BY REFERENCE

PictureTel Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 33-69292.

Item 8.         Exhibits

Exhibit 4(a)                PictureTel Corporation Amended 1992
                            Non-Employee Directors' Plan as amended to date.

Exhibit 4(b)                Form of Common Stock Certificate (1)

Exhibit 4(c)                PictureTel Corporation's Third
                            Restated Certificate of Incorporation (2)

Exhibit 4(d)                PictureTel Corporation's By-Laws (3)

Exhibit 5                   Opinion of Counsel

Exhibit 24(a)               Consent of Counsel (contained in exhibit 5)

Exhibit 24 (b)              Consent of Coopers & Lybrand L.L.P.

Exhibit 25                  Power of Attorney  (see page 4 of the
                            Registration Statement)

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-8, File No. 33-36315.

(2) Incorporation by reference to the Registrant's Registration Statement on Form S-8, File 33-49814.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated September 13, 1994.

                                  EXHIBIT INDEX
                                                                         Page

Exhibit 4(a)              PictureTel Corporation Amended 1992              6
                                 Non-Employee Directors' Plan

Exhibit 5                 Opinion of Counsel                              12

Exhibit 24 (b)            Consent of Coopers & Lybrand L.L.P.             13

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Danvers, Massachusetts on the 28th day of June, 1996.

                                     PICTURETEL CORPORATION

                                     By:     /s/ Norman E. Gaut
                                             ----------------------------------
                                             Norman E. Gaut
                                             President, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman E. Gaut, Les B. Strauss, and Howard K. Fuguet, and each of them singly, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including any pre-effective and post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature               Title                                      Date

/s/ Norman E. Gaut        Chairman of the Board,                   June 28, 1996
- --------------------      President and Chief Executive
Norman E. Gaut            Officer and Director
                          (Principal Executive Officer)

/s/ Les B. Strauss        Vice President, Chief Financial          June 28, 1996
- --------------------      Officer
Les B. Strauss            (Principal Financial Officer and
                          Principal Accounting Officer)

/s/ Vinod Khosla          Director                                 June 28, 1996
- ------------------
Vinod Khosla

/s/ Robert T. Knight      Director                                 June 28, 1996
- --------------------
Robert T. Knight

/s/ David B. Levi         Director                                 June 28, 1996
- --------------------
David B. Levi

/s/ James R. Swartz       Director                                 June 28, 1996
- --------------------
James R. Swartz